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

                                                                                     EXHIBIT 12


                                         MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                          MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                            COMPUTATION OF RATIOS OF EARNINGS TO
                          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                   (dollars in thousands)



                                FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                        June 30, 2009                      June 27, 2008
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                            CAPITAL TRUST V  FUNDING  V,L.P.   CAPITAL TRUST V  FUNDING  V,L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $ 15,948           $ 18,584        $ 15,948           $ 18,643
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    15,470             15,948          15,470             15,948
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 15,470           $ 15,948        $ 15,470           $ 15,948
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17






                               FOR THE SIX MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                     June 30, 2009                    June 27, 2008
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST V    FUNDING V, L.P.   CAPITAL TRUST V   FUNDING V, L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $ 31,897           $ 37,173        $ 31,897          $  37,300
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    30,940             31,897          30,940             31,897
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 30,940           $ 31,897          30,940           $ 31,897
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17


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